Exhibit 99.4

Express Canada

Condensed Consolidated Financial Statements

(Unaudited)

For the six months ended June 30, 2013

EXPRESS CANADA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In USD millions)

	Successor	Combined Predecessor
	March 14, 2013 to June 30, 2013	January 1, 2013 to March 13, 2013	Six months ended June 30, 2012
Operating Revenues
Transportation	$13.5	$9.9	$25.0
Other	1.9	1.8	3.3

Total operating revenues	15.4	11.7	28.3

Operating Expenses
Electricity	5.8	3.4	7.1
Operations and maintenance	2.7	2.2	3.6
Property taxes	0.6	0.4	0.9
Depreciation and amortization	1.4	1.9	4.6

Total operating expenses	10.5	7.9	16.2

Operating Income	4.9	3.8	12.1
Other Income and Expenses, net	(4.1)	(2.8)	(2.5)

Income Before Income Taxes	0.8	1.0	9.6
Income Taxes	0.1	—	—

Net Income	$0.7	$1.0	$9.6

See Notes to Condensed Consolidated Financial Statements.

EXPRESS CANADA

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(In USD millions)

	Successor	Combined Predecessor
	March 14, 2013 to June 30, 2013	January 1, 2013 to March 13, 2013	Six months ended June 30, 2012
Net Income	$0.7	$1.0	$9.6
Foreign currency translation adjustment	(2.5)	(9.6)	(0.5)

Comprehensive Income (Loss)	$(1.8)	$(8.6)	$9.1

See Notes to Condensed Consolidated Financial Statements.

EXPRESS CANADA

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In USD millions)

	Successor	Combined Predecessor
	June 30, 2013	December 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$20.8	$11.6
Accounts receivable and unbilled revenue	10.0	9.5
Other current assets	7.0	1.3

Total current assets	37.8	22.4

Deferred financing costs	—	0.1
Property, plant and equipment
Cost	229.9	239.8
Less accumulated depreciation and amortization	0.2	85.0

Net property, plant and equipment	229.7	154.8

Goodwill	36.0	205.4

Total Assets	$303.5	$382.7

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$13.7	$4.7
Due to related parties	11.2	6.9
Deferred revenue	1.5	2.0
Current portion of long-term debt	8.6	8.4

Total current liabilities	35.0	22.0

Long-term Debt	54.3	59.5

Notes Payable – Affiliate	108.2	—

Deferred Income Taxes	33.0	—

Commitments and Contingencies
Combined Predecessor Equity
Limited partner		216.0
General partner		1.6
Accumulated other comprehensive income		83.6

Total Combined Predecessor equity		301.2
Successor Equity
Common stock, $1 par, 1,000 common shares authorized, issued and outstanding at June 30, 2013	—
Additional paid-in capital	74.8
Retained earnings	0.7
Accumulated other comprehensive loss	(2.5)

Total Successor equity	73.0

Total Liabilities and Equity	$303.5	$382.7

See Notes to Condensed Consolidated Financial Statements.

EXPRESS CANADA

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In USD millions)

	Successor	Combined Predecessor
	March 14, 2013 to June 30, 2013	January 1, 2013 to March 13, 2013	Six months ended June 30, 2012
CASH FLOW FROM OPERATING ACTIVITIES
Net income	$0.7	$1.0	$9.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1.4	1.9	4.6
Unrealized foreign exchange loss	1.1	2.0	0.1
Amortization of long-term debt premium	—	(0.1)	(0.2)
Amortization of deferred financing costs	—	—	0.1
Changes in working capital	10.5	(1.7)	(0.8)

Net cash provided by operating activities	13.7	3.1	13.4

CASH FLOW FROM INVESTING ACTIVITIES
Capital expenditures	(1.0)	(0.1)	(1.3)
Proceeds from sales and maturities of held-to-maturity securities	5.7	0.8	6.8
Purchases of held-to-maturity securities	(9.8)	(2.2)	(6.8)

Net cash used in investing activities	(5.1)	(1.5)	(1.3)

CASH FLOW FROM FINANCING ACTIVITIES
Repayment of long-term debt	(4.2)	—	(4.2)
Distributions	—	—	(11.4)

Net cash used in financing activities	(4.2)	—	(15.6)

Effect of exchange rate changes on cash	0.9	2.3	0.1

Net increase (decrease) in cash and cash equivalents	5.3	3.9	(3.4)
Cash and cash equivalents at beginning of period	15.5	11.6	19.0

Cash and cash equivalents at end of period	$20.8	$15.5	$15.6

See Notes to Condensed Consolidated Financial Statements.

EXPRESS CANADA

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

(Unaudited)

(In USD millions)

	Limited Partner	General Partner	Accumulated Other Comprehensive Income (Loss)	Total
December 31, 2012 (Combined Predecessor)	$216.0	$1.6	$83.6	$301.2
Net income	1.0	—	—	1.0
Foreign currency translation adjustment	—	—	(9.6)	(9.6)

March 13, 2013 (Combined Predecessor)	$217.0	$1.6	$74.0	$292.6

	Common Stock and Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
March 14, 2013 (Successor)	$74.8	$—	$—	$74.8
Net income	—	0.7	—	0.7
Foreign currency translation adjustment	—	—	(2.5)	(2.5)

June 30, 2013 (Successor)	$74.8	$0.7	$(2.5)	$73.0

	Limited Partner	General Partner	Accumulated Other Comprehensive Income (Loss)	Total
December 31, 2011 (Combined Predecessor)	$215.8	$3.4	$77.1	$296.3
Net income	9.6	—	—	9.6
Distributions	(10.3)	(1.1)	—	(11.4)
Foreign currency translation adjustment	—	—	(0.5)	(0.5)

June 30, 2012 (Combined Predecessor)	$215.1	$2.3	$76.6	$294.0

See Notes to Condensed Consolidated Financial Statements.

EXPRESS CANADA

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In USD millions)

1. Nature of Operations

The Express-Platte Pipeline System is a crude oil pipeline which begins in Hardisty, Alberta and terminates in Wood River, Illinois. The Express-Platte Pipeline System consists of the Express pipeline, which carries crude oil to refining markets in the Rocky Mountain states, and the Platte pipeline, which interconnects with the Express pipeline in Casper, Wyoming, transports crude oil predominantly from the Bakken and Western Canada to refiners in the Midwest. “Express Canada” represents the affiliated entities comprising the Canadian portion of the Express-Platte Pipeline System, and “Express US” represents the affiliated entities comprising the United States portion of the Express-Platte Pipeline System. Express US entities include Express Pipeline LLC (“EPLLC”), which operates the Express pipeline in the United States, and Platte Pipe Line Company (“Platte Co.”), which operates the Platte Pipeline in the United States. Express Canada and Express US are ultimately owned by the same consortium. On March 14, 2013, Spectra Energy Corp (the “Parent”) acquired 100% of the ownership interests of the Express-Platte Pipeline System from Borealis Infrastructure, the Ontario Teachers’ Pension Plan and Kinder Morgan Energy Partners (the “Acquisition”).

The “Successor” represents the post-acquisition business and operations of Express Canada from March 14, 2013, and is comprised of SE Express Pipeline (Canada), Inc., which includes the consolidated businesses of Express Holdings (Canada) Limited Partnership (the “Partnership”), 3268126 Nova Scotia Company (formerly 1108437 Alberta Ltd., or “Alberta Ltd.”), and their respective subsidiaries. The Consolidated Financial Statements of SE Express Pipeline (Canada), Inc. reflect 100% results of the operations and financial position of Express Canada.

The “Combined Predecessor” represents the pre-acquisition business and operations of Express Canada through to March 13, 2013, and is comprised of the consolidated businesses of the Partnership and Alberta Ltd., and their respective subsidiaries.

3268126 Nova Scotia Company, an unlimited liability company, is a general partner with no participating interest in the Partnership and holds a 100% interest in Express Pipeline Ltd. 3268126 Nova Scotia Company was converted and renamed from Alberta Ltd. on March 28, 2013. Alberta Ltd was an entity previously incorporated under the Alberta Business Corporations Act on May 17, 2004. The Partnership is a Manitoba limited partnership registered on May 17, 2004 and holds a 99.9% participating limited partner interest in Express Pipeline Limited Partnership (“EPLP”). Express Pipeline Ltd. holds a 0.1% participating general partner interest in EPLP.

Pre-acquisition, Kinder Morgan Canada Inc. (“Kinder Morgan”) operated the Express-Platte Pipeline system and provided specialized operating, engineering and administrative support services. Post-acquisition, these services are provided by Spectra Energy Corp.

The terms “Company,” “we,” “our,” “us,” and similar terms refer to both the pre-acquisition and post-acquisition periods of Express Canada.

Basis of Presentation. The accompanying Condensed Consolidated Financial Statements include the accounts of Express Canada, after eliminating intercompany transactions and balances. These Condensed Consolidated Financial Statements should be read in conjunction with the combined consolidated financial statements for the year ended December 31, 2012, and reflect all normal recurring adjustments that are, in our opinion, necessary to fairly present our results of operations and financial position. Amounts are stated in U.S. dollars. Amounts included in these Condensed Consolidated Financial Statements are not necessarily indicative of amounts expected for the respective annual periods due to the effects of changing prices on certain of our operations and other factors.

EXPRESS CANADA

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In USD millions)

Use of Estimates. The preparation of these Condensed Consolidated Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of accounts receivable and accrued revenue, property, plant and equipment, accounts payable and accrued liabilities and deferred revenue in the Condensed Consolidated Financial Statements. Actual results could differ from these estimates.

Push-down accounting. Concurrent with the Acquisition, a new basis of accounting was created on March 14, 2013 as a result of the Parent’s push-down of its investment basis in Express US. As part of the push-down accounting, the fair values of the assets acquired and liabilities assumed as at March 14, 2013 have been pushed-down on the Successor financial statements to form a new basis of accounting.

2. Acquisition

On March 14, 2013, Spectra Energy Corp acquired 100% of the ownership interests in the Express-Platte Pipeline System for $1.49 billion, consisting of $1.25 billion in cash and $242 million of acquired debt, before working capital adjustments, of which $1.1 billion of the purchase price was allocated to Express US and $0.2 billion of the purchase price was allocated to the Express Canada. The assets and liabilities of the Express Canada were recorded at their respective fair values as of the purchase date, and the results of operations were included in the financial statements beginning as of the effective date of the acquisition. The following table summarizes the preliminary fair values of the Express Canada’s assets and liabilities acquired as of March 14, 2013. Subsequent adjustments may be recorded upon the completion of the valuation and the final determination of the purchase price allocation.

Purchase Price Allocation
(in millions)
Purchase price	$175.0
Working capital and other purchase adjustments	9.7

Total	184.7

Cash	15.5
Accounts receivable and accrued revenue	8.9
Other current assets	2.7
Property, plant and equipment	236.1
Accounts payable and accrued liabilities	(9.2)
Accounts payable to affiliate	(5.2)
Deferred income taxes payable	(33.0)
Long-term debt, including current portion	(67.1)

Total assets acquired/liabilities assumed	148.7

Goodwill	$36.0

The purchase price is greater than the sum of the fair values of the net assets acquired and liabilities assumed, resulting in goodwill noted above. The goodwill reflects the value of the strategic location of the crude oil pipeline and the opportunity to grow the business. Goodwill related to the Acquisition is not deductible for income tax purposes.

Deferred income taxes as of June 30, 2013 are primarily from accelerated depreciation rates.

EXPRESS CANADA

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In USD millions)

3. Other Current Assets

	Successor	Combined Predecessor
	June 30, 2013	December 31, 2012
	(in millions)	(in millions)
Prepaid expenses	$1.1	$0.3
Parts inventory	0.2	0.2
Restricted funds	5.7	0.8

Total other current assets	$7.0	$1.3

4. Marketable Securities

We invest restricted balances in money market funds. We do not purchase marketable securities for speculative purposes; therefore, we do not have any securities classified as trading securities. Initial investments in securities are classified as purchases of held-to-maturity (“HTM”) marketable securities. Maturities of securities are classified within proceeds from sales and maturities of HTM securities in the Consolidated Statements of Cash Flows.

HTM Securities. All of our HTM securities are restricted funds and are as follows:

Estimated Fair Value
		Successor	Combined Predecessor
		June 30, 2013	December 31, 2012
Description	Consolidated Balance Sheet Caption	(in millions)	(in millions)
Money market funds	Other current assets	$5.7	$0.8

All of our HTM securities are restricted funds pursuant to certain debt agreements.

At June 30, 2013, the weighted-average contractual maturity of outstanding HTM securities was less than one year.

There were no material gross unrecognized holding gains or losses associated with investments in HTM securities at June 30, 2013.

Changes in restricted HTM balances are presented within Cash Flows from Investing Activities on our Condensed Consolidated Statements of Cash Flows.

5. Goodwill

As at March 13, 2013 and December 31, 2012, goodwill attributable to the Combined Predecessor was $205.4 million and $198.9 million, respectively. As part of the push-down accounting upon acquisition, the Combined Predecessor goodwill was eliminated and $36.0 million was recognized as goodwill in the Successor’s Condensed Consolidated Financial Statements.

EXPRESS CANADA

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In USD millions)

Goodwill
(in millions)
December 31, 2012 (Combined Predecessor)	$205.4
Foreign currency translation adjustment	(6.5)

March 13, 2013 (Combined Predecessor)	198.9
Elimination of Combined Predecessor goodwill	(198.9)
Recognition of Successor goodwill upon Acquisition	36.0

June 30, 2013 (Successor)	$36.0

6. Long-Term Debt

7.39% Subordinated Secured Notes and 6.47% Senior Secured Notes (denominated in USD)

In 1998, EPLP and EPLLC (collectively, the “Issuers”) issued $150.0 million 6.47% Senior Secured Notes due 2013 (the “Senior Notes”) and $250.0 million 7.39% Subordinated Secured Notes due 2019 (the “Subordinated Notes” and collectively together with the Senior Notes, the “Notes”) on a joint and several basis. Platte Co. has guaranteed the obligations of the Issuers. EPLP was allocated $60.0 million of the Senior Notes and $75.0 million of the Subordinated Notes.

The Notes are secured by the assignment of the Express-Platte Pipeline System’s receivables from its transportation revenues and a floating charge over the assets of the Express-Platte Pipeline System.

Under the terms of the debt financing, the Express-Platte Pipeline System was to maintain a debt service coverage ratio (“DSCR”) of 1.3:1 per quarter during 2012 to meet the Restricted Payments Test (“Test”). Failure to meet the DSCR Test restricts the Express-Platte Pipeline System from making distributions to the owners until such time as the Test has been met for four consecutive quarters. The Express-Platte Pipeline System met the requirements under the DSCR Test.

6.09% Senior Secured Guaranteed Notes (denominated in USD)

In 2005, the Partnership and Express Holdings (USA) Inc (collectively, the “Obligors”) issued $110.0 million 6.09% Senior Secured Guaranteed Notes (“Guaranteed Notes”) on a joint and several basis. The $110.0 million principal amount is due January 15, 2020. Of the $110.0 million Guaranteed Notes issued, $27.5 million was allocated to the Partnership and $82.5 million was allocated to Express Holdings (USA) Inc.

EPLP has guaranteed the obligations of the Obligors. The Guaranteed Notes are secured by the assignment of the Express-Platte Pipeline System’s receivables from its transportation revenues and a floating charge over the assets of the Express-Platte Pipeline System. The Guaranteed Notes rank pari passu to the Senior Secured Notes.

7. Financial Instruments

The fair values of cash, accounts receivable, accounts payable and accrued liabilities, amounts due to related parties, amounts due to parent and the current portion of long-term debt are not materially different from their carrying amounts because of the short-term nature of these instruments or because the stated rates approximate market rates.

EXPRESS CANADA

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In USD millions)

Fair value of our long-term debt is determined based on market-based prices. These valuations may include inputs such as quoted market prices of the exact or similar instruments, broker or dealer quotations, or alternative pricing sources that may include models or matrix pricing tools, with reasonable levels of price transparency. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. The fair values of financial instruments that are recorded and carried at book value are summarized in the following table. Fair value of long-term debt, including the current portion, is provided solely for information purposes and is not recorded in the balance sheet.

	Successor		Combined Predecessor
	June 30, 2013		December 31, 2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in millions)		(in millions)
7.39% Subordinated Secured Notes	$35.4	$37.7	$40.4	$46.5
6.09% Senior Secured Guaranteed Notes	27.5	26.9	27.5	28.2

	$62.9	$64.6	$67.9	$74.7

8. Notes Payable – Affiliate

Notes Payable – Affiliate represents a non-revolving subordinated term loan of CAD $113.8 million payable by a subsidiary of SE Express Pipeline (Canada), Inc. to an affiliate company of the Parent (the “Term Loan”). The Term Loan was issued concurrent to the Acquisition to partially finance the acquisition of Express Canada. The Term Loan carries an interest rate of 5.5% per annum, matures on March 13, 2023, and is subject to the maintenance of a maximum senior indebtedness and indebtedness ratio of 75% of total capitalization.

9. Commitments and Contingencies

Litigation

We are also a party to various legal, administrative and regulatory proceedings that have arisen in the ordinary course of our business, including, from time to time, disputes with customers over various measurement and settlement issues. Management currently believes that these matters, taken as a whole, and after consideration of insurance coverage and other indemnification arrangements, will not have a material adverse effect upon our consolidated results of operations, financial position or cash flows. Legal costs are expensed as incurred. As of June 30, 2013, we had no amounts accrued for our legal proceedings against us.

Environmental

We are subject to various Canadian federal, provincial laws and regulations, regarding air and water quality, hazardous and solid waste disposal and other environmental matters. These laws and regulations can change from time to time, imposing new obligations on us.

Like others in the energy industry, we and our affiliates are responsible for environmental remediation at various contaminated sites. These include some properties that are part of our ongoing operations, sites formerly owned or used by us, and sites owned by third parties. Remediation typically involves management of contaminated soils and may involve groundwater remediation. Managed in conjunction with relevant federal, state/provincial and local agencies, activities vary with site conditions and locations, remedial requirements, complexity and sharing of responsibility. If remediation activities involve statutory joint and several liability provisions, strict liability, or cost recovery or contribution actions, we or our affiliates could potentially be held responsible for contamination

EXPRESS CANADA

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In USD millions)

caused by other parties. In some instances, we may share liability associated with contamination with other potentially responsible parties, and may also benefit from insurance policies or contractual indemnities that cover some or all cleanup costs. All of these sites generally are managed in the normal course of business or affiliated operations.

Other Commitments and Contingencies

As of June 30, 2013, we had no significant purchase or capital commitments.

10. Subsequent Events

Subsequent events have been reviewed through August 29, 2013, the issuance date of these Condensed Consolidated Financial Statements.

On August 2, 2013, subsidiaries of the Parent contributed a 40% interest in the US portion of Express-Platte Pipeline System to Spectra Energy Partners, LP (“SEP”) and sold a 100% ownership interest in the Canadian portion to SEP. Aggregate consideration for the transactions consisted of approximately $410 million in cash, $319 million in newly issued SEP partnership units and $129 million of acquired Express-Platte Pipeline System debt.

On August 5, 2013, the Parent entered into a definitive agreement with SEP under which the Parent will contribute to SEP substantially all of the Parent’s remaining interests in its other subsidiaries that own US transmission and storage and liquids assets. Included in the interests is the remaining interest in the US portion of the Express-Platte Pipeline System. Completion of the transaction is subject to regulatory approval and customary closing conditions.